PRELIMINARY COPY—SUBJECT TO COMPLETION

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 4)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant		[ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CHARTERMAC
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies: ______
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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CHARTERMAC

_________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

on

November 30, 2005

_________________________

October 12, 2005

To the holders of common shares and special preferred voting shares of CharterMac:

NOTICE IS HEREBY GIVEN THAT a special meeting of the holders of the common shares of beneficial interest (“Common Shares”) of CharterMac (“our Company”) and the holders of Special Preferred Voting Shares of our Company (“Special Preferred Voting Shares”) will be held on November 30, 2005 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, for the following purposes:

(1) The approval of an amendment to our Second Amended and Restated Trust Agreement to move the provision limiting our ability to incur debt into our bylaws;

(2)

The adjournment or postponement of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the amendment to our Second Amended and Restated Trust Agreement; and

(3)	The transaction of such other business as may properly come before the meeting.

Our board of trustees recommends a vote “FOR” each of the proposals. The accompanying proxy statement contains additional information and should be carefully reviewed by shareholders.

Our board of trustees has fixed the close of business on October 11, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Trustees

Stuart J. Boesky

Chief Executive Officer

IT IS MOST IMPORTANT THAT YOU VOTE YOUR COMMON SHARES OF BENEFICIAL INTEREST AND/OR SPECIAL PREFERRED VOTING SHARES EITHER BY INTERNET, PHONE OR MAIL. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF THE COMPANY.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY PHONE, INTERNET OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

CHARTERMAC

625 MADISON AVENUE

NEW YORK, NEW YORK 10022

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PROXY STATEMENT

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SPECIAL MEETING OF SHAREHOLDERS

The accompanying form of proxy is solicited on behalf of the board of trustees of CharterMac (which we refer to as “our Company,” “we,” “our” or “us”) for use at the special meeting of shareholders to be held on November 30, 2005 at 10:00 A.M. (local time), at the law offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York, and at any adjournment or postponement thereof. On or about October 12, 2005, we first mailed these proxy materials to holders of record of our common shares (“Common Shares”) and Special Preferred Voting Shares (“Special Preferred Voting Shares”) at the close of business on October 11, 2005. Our executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 317-5700).

Common Shares and Special Preferred Voting Shares represented by properly executed proxy cards received by us at or prior to the special meeting will be voted according to the instructions you indicate on the proxy card.

You may revoke your proxy and reclaim your right to vote by (i) delivering to our secretary a written notice of revocation bearing a later date than the date of the proxy at or prior to the special meeting, (ii) delivering to our secretary a duly executed, subsequently dated proxy with respect to the same Common Shares or Special Preferred Voting Shares at or prior to the special meeting, or (iii) attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, constitute revocation. Any written notice revoking a proxy should be delivered at or prior to the special meeting to the attention of the Secretary, c/o Brenda Abuaf , CharterMac, 625 Madison Avenue, New York, New York 10022.

Our board of trustees recommends a vote “FOR” each of the proposals.

As of August 31, 2005, 51,521,883 Common Shares were outstanding, 387,293 restricted Common Shares were outstanding and 15,002,217 Special Preferred Voting Shares were outstanding. Also as of such date, our outstanding non-voting shares consisted of 6,852,070 Convertible Community Reinvestment Act Preferred Shares (the “CRA Preferred Shares”), which are convertible into 6,503,389 Common Shares, 2,160,000 4.40% Cumulative Perpetual Convertible Community Reinvestment Act Preferred Shares, Series A-1 (“Cumulative CRA Shares”), which are convertible into 3,904,554 Common Shares, 15,002,217 Special Common Units of CharterMac Capital Company, LLC, which are convertible into 15,002,217 Common Shares and approximately 539,383 Special Membership Units of CM Investor LLC which are convertible into 539,383 Common Shares.

Each Common Share, restricted Common Share and Special Preferred Voting Share will be entitled to one vote on all matters that may come before the special meeting. All votes are exercisable in person or by properly executed proxy, on all matters which properly come before the special meeting (or any postponement or adjournment thereof).

QUESTIONS AND ANSWERS

Q:	Why am I receiving these proxy materials?

A:   You are receiving these proxy materials because you are a shareholder of our Company. Our board of trustees is asking for the right to vote your shares as your proxy or agent at the special meeting of our shareholders. Your shares will be voted as you instruct on your proxy card at the special meeting. This proxy statement discusses the issues to be voted on.

Q: What am I being asked to vote on?

A:	You are being asked to consider and vote upon the following proposals:

(1)        The approval of an amendment to our Second Amended and Restated Trust Agreement (our “Trust Agreement”) to move the provision limiting our ability to incur debt from our trust agreement into our bylaws; and

(2)         The adjournment or postponement of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposals.

Q:	Why are we amending our Trust Agreement?

A:    We are amending our Trust Agreement to move the provision limiting our ability to incur debt in excess of 50% of our total market value (as defined in our trust agreement) (the “Leverage Limitation”) into our bylaws.

Since our formation in 1997, we have, through our subsidiaries, significantly diversified our business to include fund management (which includes credit intermediation activities) and mortgage banking. Today, our subsidiaries are full service providers of financial services to the real estate industry and approximately 44% of our revenues as of December 31, 2004 are derived from our fund management and mortgage banking fee-based businesses. Our board believes that given the major changes in the nature and scope of our business, it is appropriate to move the Leverage Limitation into our bylaws, which would enable our board of trustees to manage our leverage policy. This would not only give our trustees necessary discretion to effectively manage our business, but it would also provide our trustees powers substantially similar to those granted to directors of most public companies. After surveying other similarly situated public companies, we determined that nearly all of them grant to their boards discretion when it comes to the incurrence of financing or leverage. We feel that allowing our board to manage our leverage policy would put us on an equal footing with other public companies with which we compete and enable us to operate in a more efficient and economical manner by allowing management to react quickly to changes in the competitive environment in which we operate.

Q:	Has management discussed revising or eliminating the Leverage Limitation?

A:     Our board does not believe that the Leverage Limitation should be entirely eliminated. Rather, our board feels that it should have the ability to review the Leverage Limitation from time to time which will allow our board to assess whether it should be revised to enable us to lever our balance sheet more efficiently and to take advantage of new business opportunities. If the proposed amendment is approved, our board will need to change the Leverage Limitation from 50% to 65% in order to facilitate the implementation of new programs, strategies and investments we have been considering. As our business continues to evolve and diversify, we are gaining access to less expensive debt capital and more attractive financing options. This should enable us to grow our return on equity on our existing businesses and on new businesses in which we expand. We expect our leverage to be between 47% and 50% by year-end 2005.

Q:	What vote is required to approve the proposals?

A.    The affirmative vote of the holders of a majority of the issued and outstanding Common Shares and Special Preferred Voting Shares entitled to vote at the special meeting at which a quorum is present is required to approve the amendment to our Trust Agreement.

The affirmative vote of the holders of a majority of the Common Shares and Special Preferred Voting Shares voting either in person or by proxy at the special meeting is required to approve, if necessary, the extension of the solicitation period and the adjournment of the special meeting.

Abstentions and broker non-votes will be counted as votes against Proposal #1. Abstentions and broker non-votes will have no effect on the vote for Proposal #2 because the vote required is a majority of the votes actually cast (assuming the presence of a quorum).

Q:	Who is entitled to vote?

A:	Shareholders of record as of the close of business on October 11, 2005 are entitled to vote at the special meeting.
Q:	Does holding my stock in a brokerage account affect my entitlement to vote?

A:     While your broker may vote your shares with respect to Proposal #2 even if you do not instruct your broker how to vote, your broker may only vote your shares with respect to Proposal #1 if you provide instructions to your broker on how to vote. You should contact your broker and ask what directions your broker will need from you. If your shares are held in the name of a broker, and you intend to attend the special meeting and vote your shares in person, you must obtain a legal proxy, executed in your favor, from your broker to be able to vote at the special meeting.

Q:	What if there are not enough votes to establish a quorum or pass the amendment?

A:    If there are not enough votes to establish a quorum or to approve the amendment, we may propose an adjournment or postponement of the special meeting for the purpose of soliciting additional proxies. Therefore, please note that, by delivering a proxy to vote at the special meeting, you are also granting a proxy that can be voted in favor of any adjournments or postponements of the special meeting.

Q.	What do I need to do now?

A:    After reading this proxy statement, complete, sign and mail the enclosed proxy card in the enclosed return envelope as soon as possible. In the alternative, you may also submit a proxy on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.eproxyvote.com/chc, enter your authentication number which can be found in the grey shaded box on the proxy card and follow the directions outlined on the secure website. Even if you plan to attend the special meeting in person, we urge you to return your proxy card to assure the representation of your shares at the special meeting.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:   You can change your vote at any time before your proxy is voted at the special meeting. You may do this in one of three ways. First, you can send us a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the special meeting and vote in person. Your attendance at the special meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	Do I have dissenters' rights?
A:	No dissenters' rights apply to any matter to be acted upon at this special meeting.
Q:	How does the board of trustees recommend that I vote?
A:	Our board of trustees unanimously recommends that you vote:
	“FOR”	The approval of an amendment to our Trust Agreement to move the Leverage Limitation into our bylaws; and
“FOR”

The adjournment or postponement of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposals.

Q:	Who can help answer my questions?

A:              If you would like additional copies of this proxy statement, or if you would like to ask any additional questions, you should contact:

The Altman Group

1200 Wall Street West

Lyndhurst, NJ 07071

Attn: Fred Bonnell

(201) 806-7319

or

CharterMac

625 Madison Avenue

New York, New York 10022

Attn: Brenda Abuaf

(212) 317-5700

PROPOSALS BEFORE THE MEETING

PROPOSAL #1: AMENDMENT OF TRUST AGREEMENT TO MOVE THE PROVISION LIMITING OUR ABILITY TO INCUR DEBT IN EXCESS OF 50% INTO OUR BYLAWS

Our board of trustees has unanimously approved, and recommends that you authorize them to adopt and execute, an amendment to our Second Amended and Restated Trust Agreement (our “Trust Agreement”) to move the provision limiting our ability to incur debt in excess of 50% of our total market value (as defined in our Trust Agreement) (the “Leverage Limitation”) into our bylaws. The principal effect of this change will be to give our board of trustees the ability to amend, without the need to solicit shareholder consent, the Leverage Limitation as deemed necessary and appropriate to effectively manage our business.

Our Leverage Limitation, which is currently set forth in Section 10.3 of our Trust Agreement, is as follows:

10.3          Limitations. The Board of Trustees shall not have the authority without a Majority Vote (in which case the Board of Trustees shall have such authority) to incur aggregate financing or leverage (whether secured or unsecured) in excess of 50% of Total Market Value (calculated at the time any additional financing or leverage is incurred) (the “Leverage Limitation”). For purposes of this Section 10.3, preferred equity securities issued by the Company or its subsidiaries and outstanding as of November 17, 2003 (collectively the “Outstanding Preferred Securities”) shall not be deemed to be “financing or leverage” notwithstanding the fact that SFAS 150 or any other existing or future accounting or other governmental rule and regulations would classify Outstanding Preferred Securities as liabilities. In addition, any assets or liabilities required to be consolidated into the Company’s financial statements pursuant to FIN 46 or any other existing or future accounting or other governmental rules and regulations shall be factored into the calculation of the Leverage Limitation.

*       *       *       *       *

“Total Market Value” shall mean the greater of (i) the sum of (a) the aggregate market value of the Trust’s outstanding Shares, and (b) the total leverage of the Trust and (ii) the aggregate value of the Trust’s assets as determined by the Manager based upon third-party or management appraisals and other criteria as the Board of Trustees shall determine in its sole discretion.

Background

We were originally formed in 1997 as the result of a consolidation of three closed-end, finite life bond funds (the “Funds”). Prior to the consolidation, each Fund was designed to acquire tax exempt housing bonds, hold the bonds as investments for a finite term and then liquidate the investments and return the liquidation proceeds back to its investors. At the time of the Funds’ formation, the Funds determined not to utilize any permanent debt or issue additional equity securities.

In conjunction with the consolidation of the Funds that gave rise to our Company, a trust agreement was adopted which provided for us to have an infinite life. It also gave our board the right to issue new equity securities, incur debt and pursue other business opportunities beyond simply acquiring tax exempt bonds for investment. The Leverage Limitation was included at that time as it made sense within the strict confines of the bond acquisition business whereby 100% of our revenues were derived from spread investing. As our businesses have expanded and diversified, we believe the leverage limitation could reduce our flexibility to react to market opportunities and to produce competitive returns that are attractive to our shareholders.

Since the consolidation in 1997, we have, through our subsidiaries, significantly diversified our business to include fund management (which includes credit intermediation activities) and mortgage banking. Today, we are, through our subsidiaries, a full service real estate financial services firm with approximately 44% of our revenues as of December 31, 2004 derived from fees from our fund management and mortgage banking businesses.

Our board believes that given the significant changes in the nature and scope of our business it is appropriate to move the Leverage Limitation to our bylaws to enable our board of trustees to manage our leverage policy. Moving the Leverage Limitation to our bylaws would not only give our trustees discretion to effectively manage our business, but it would also give our trustees powers substantially similar to those granted to directors of most public companies. After surveying other similarly situated public companies, including other real estate financial services companies and mortgage real estate investment trusts, we determined that nearly all of them grant to their boards discretion when it comes to the incurrence of financing or leverage. We feel that allowing our board to manage our leverage policy would put us on an equal footing with other public companies within the industries with which we compete and would enable us to operate in a more efficient and competitive manner by allowing management to react quickly to changes in the competitive environment in which we operate.

Our board does not believe that the Leverage Limitation should be entirely eliminated. Rather, our board feels that it should have the ability to review the Leverage Limitation from time to time which will allow our board to assess whether it should be revised to enable us to lever our balance sheet more efficiently and to take advantage of new business opportunities. If the proposed amendment is approved, our board will change the Leverage Limitation from 50% to 65% in order to facilitate the implementation of new financing programs. We expect that it will take approximately 5 years for our leverage to reach 65%.

Moving the Leverage Limitation to the bylaws would permit the board to waive, amend or revise the Leverage Limitation, if it determines that it is in the best interests of our Company to do so, without the expense or time-delay required whenever an amendment to our Trust Agreement is required.

The following chart depicts our current leverage as compared to the leverage of other publicly-traded real estate financial services companies and mortgage real estate investment trusts which we believe are representative of our peer group. According to publicly available information, none of the companies in this peer group have a limitation on the amount of leverage they may incur that is set forth in their charters or other similar organizational documents that would require a shareholder vote to change. This chart illustrates that if we were to increase our leverage to 65%, our leverage would be within the range of leverage levels of this peer group.

The numbers in this chart are as of June 30, 2005 and were derived from publicly available filings for each of the companies. We define total market capitalization as debt, plus preferred equity (either the market value of the publicly traded preferred shares or the liquidation value of the non-publicly traded preferred shares) plus the market value of the common equity. For this comparison, we have excluded the impact of consolidated non-equity partnerships under FIN46, based upon the publicly available information, except in the case of iStar, for which the information was unavailable.

Benefits of and Reasons for the Amendment

Our board feels that our ability to incur additional leverage would maximize our flexibility and enable us to take advantage of investment opportunities when presented.

For example, we are currently exploring the creation of an investment grade subsidiary to provide credit intermediation for our own programs as well as to third parties as well as other investment opportunities. The viability of this credit intermediation opportunity and some of the investments we are exploring depends on the use of leverage. Therefore, it is important that our board have the power to monitor and adjust our Leverage Limitation periodically in a manner that will optimize the profitability of those opportunities. A higher leverage limitation, and the flexibility to change it from time to time, would be a prerequisite to taking advantage of or investing in these new opportunities because it would not make economic sense for us to enter into those opportunities without the ability to timely change the Leverage Limitation.

Risk Factors

Increased Financing Risks. If the Leverage Limitation is moved into our bylaws and our board determines to increase our financing as a percent of our Total Market Value, the following risks of leverage, which we currently have, will be increased:

•	we could lose our interests in assets given as collateral for secured borrowings or leverage if the required repayments are not made when due;
•	our cash flow from operations may be reduced which may impact our ability to pay operating costs and distributions;
•

our cash flow from operations may not be sufficient to retire these obligations as they mature, making it necessary for us to either refinance these obligations prior to maturity or to raise additional debt and/or equity or dispose of some of our assets to retire the obligations at a time which is not advantageous to us which could have an adverse effect on the amount of cash available for distribution to our shareholders; and

•	there can be no assurance as to the availability, or the terms and conditions, of any financing needed by us to refinance borrowings.

Lack of Shareholder Control. If the Leverage Limitation is moved into our bylaws, our board of trustees will have the ability to amend, without the need to solicit shareholder consent, the Leverage Limitation as the board deems necessary and appropriate to effectively manage our business. As a result, shareholders will no longer have a vote on the amount of leverage or financing we may incur. The amendment would essentially permit our board of trustees to take actions on its own that would previously have required shareholder approval.

The benefits of a change in the Leverage Limitation may not be realized. The credit intermediation transaction which we are currently exploring or other transactions that we may be able to enter into as a result of the change in the Leverage Limits may not be consummated or may not produce the anticipated benefits.

Recommendation

Our board of trustees recommends that you approve an amendment to our Trust Agreement to move the Leverage Limitation from our Trust Agreement into our bylaws. By doing so, our trustees will be given powers substantially similar to those granted to directors of most public companies. It will also enable us to take advantage of business opportunities as they arise and operate in a more efficient and economical manner by allowing our board of trustees to react quickly to changes in the competitive environment in which we operate.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL #1.

PROPOSAL #2: THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING IF NECESSARY TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE AMENDMENT TO OUR TRUST AGREEMENT.

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the amendment to our Trust Agreement to move the Leverage Limitation into our bylaws at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the amendment by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the amendment to our Trust Agreement to move the Leverage Limitation into our bylaws. Our board retains full authority to adjourn the special meeting for any other purpose, including the absence of a quorum, or to postpone the special meeting before it is convened, without the consent of any of our shareholders.

The affirmative vote of the holders of a majority of the Common Shares and Special Preferred Voting Shares voting either in person or by proxy at the special meeting is required to approve the adjournment of the special meeting.

Abstentions and broker non-votes will have no effect on the vote for this proposal because the vote required is a majority of the votes actually cast (assuming the presence of a quorum).

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL #2.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies for the special meeting. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares or Special Preferred Voting Shares held of record by such person, and we will reimburse them for their reasonable forwarding expenses. In addition to the use of the mail, proxies may be solicited by our trustees and officers by personal interview or telephone.

Additionally, we have retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies. We anticipate that the cost of this proxy solicitation firm in the aggregate will not exceed $130,000, plus expenses. The telephone number of The Altman Group is (201) 806-7300. Other than as set forth above, neither we nor any other person acting on our behalf has retained any other person to make solicitations or recommendations to shareholders with respect to the approval of the acquisition transaction or any other proposal submitted to the shareholders for consideration at the special meeting.

VOTING PROCEDURES

General

Computershare (the “Inspector”) has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the special meeting. Abstentions and “broker non-votes” (nominees holding Common Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the special meeting. Abstentions and broker non-votes will be counted as votes against Proposal #1. Abstentions and broker non-votes will have no effect on the vote for Proposal #2 because the vote required is a majority of the votes actually cast (assuming the presence of a quorum).

Voting

You may vote by completing, signing and mailing the enclosed proxy card in the enclosed return envelope. As an alternative, you may also submit a proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. To submit a proxy on the Internet, log on to the Internet and go to http://www.eproxyvote.com/chc, enter your voter control number and follow the directions outlined on the secure website. To submit a proxy by telephone, call toll free 1-877-PRX-VOTE (1-877-779-8683), enter your voter control number and follow the recorded instructions. Even if you plan to attend the special meeting in person, we urge you to return your proxy card to assure the representation of your shares at the special meeting.

Record Date

Only holders of our Common Shares and Special Preferred Voting Shares of record at the close of business on October 11, 2005, 2005 are entitled to receive notice of, and to vote at, the special meeting, or any postponements or adjournments thereof. As of August 31, 2005, 51,521,883 Common Shares were outstanding, 387,293 restricted Common Shares were outstanding and 15,002,217 Special Preferred Voting Shares were outstanding. Each Common Share, restricted Common Share and Special Preferred Voting Share is entitled to one vote on all matters that may come before the special meeting.

Quorum; Adjournments

For purposes of the special meeting, the presence, in person or by proxy, of shareholders entitled to cast a majority of all votes entitled to be cast at the special meeting will constitute a quorum. If a quorum is not obtained or, as to any one or more of the proposals, if fewer Common Shares and Special Preferred Voting Shares are voted in favor of the proposal than the number of shares required for approval, the special meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for any proxies which have theretofore effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same day for any other matter at a previous meeting.

Vote Required

The affirmative vote of the holders of a majority of the issued and outstanding Common Shares and Special Preferred Voting Shares entitled to vote at the special meeting at which a quorum is present is required to approve the amendment to our Trust Agreement. The affirmative vote of the holders of a majority of the Common Shares and Special Preferred Voting Shares voting either in person or by proxy at the special meeting is required to approve, if necessary, the extension of the solicitation period and the adjournment of the special meeting.

OTHER BUSINESS

Our board of trustees does not know of any other matters to be brought before the special meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the special meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

It is important that your Common Shares and/or Special Preferred Voting Shares be represented at the special meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy card, submit a proxy on the Internet at http://www.eproxyvote.com/chc, or submit a proxy by telephone by calling toll free 1-877-PRX-VOTE (1-877-779-8683). Your failure to do so will increase the costs of operating our Company and decrease the return on your investment.

By Order of the Board of Trustees

Stuart J. Boesky

Chief Executive Officer

October 12, 2005

[CharterMac Logo]

Dear Shareholder:

Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of CharterMac that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

You can vote your shares by Internet or phone. Follow the instructions on the reverse side of the proxy card if you wish to do so.

If you choose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy in the enclosed postage-paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

CharterMac

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Proxy

CHARTERMAC

625 Madison Avenue

New York, New York 10022

SOLICITED BY THE BOARD OF TRUSTEES

FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Stuart J. Boesky and Alan P. Hirmes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all common shares of CharterMac held of record by the undersigned on October 11, 2005, at the Special Meeting of Shareholders to be held on November 30, 2005, and any adjournments thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]	[SEE REVERSE SIDE]

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Your vote is important. Please vote immediately.

Vote-by-Internet	Vote-by-Telephone
Log on to the Internet and go to	Call toll-free
http://www.eproxyvote.com/chc	1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS

1. The approval of an amendment to our Second Amended and Restated Trust Agreement to move the provision limiting our ability to incur debt into our bylaws. FOR AGAINST ABSTAIN [ ] [ ] [ ]	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

2.   The adjournment or postponement of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the amendment to our Second Amended and Restated Trust Agreement.

FOR                     AGAINST                     ABSTAIN

[   ]                       [   ]                                  [   ]

MARK BOX AT RIGHT FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees and guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:____________________ Date:____ Signature:________________________ Date:_______